SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                _________________________________

                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):
                        October 17, 1995


                     NATIONSBANK CORPORATION
     (Exact name of registrant as specified in its charter)

                          North Carolina
                    (State of Incorporation)

                             1-6523
                    (Commission File Number)

                           56-0906609
                (IRS Employer Identification No.)

                  NationsBank Corporate Center
                    Charlotte, North Carolina
           (Address of principal executive offices)

                              28255
                           (Zip Code)

                         (704) 386-5000
       Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     On October 17, 1995, the Registrant entered into an underwriting agreement (the "Underwriting Agreement") with various underwriters (the "Underwriters") for the public offering (the "Offering") of an aggregate principal amount of $450,000,000 of the Registrant's 7 1/4% Subordinated Notes, due 2025 (the "Notes"). The terms of the offering and the Notes are described in the Registrant's Prospectus dated February 24, 1995 constituting a part of the Registration Statement (hereinafter described), as supplemented by a Prospectus Supplement dated October 17, 1995. The Underwriting Agreement is included as
Exhibit 1.1 hereto.

     A Committee appointed by the Board of Directors of the Registrant approved the Offering and otherwise established the terms and conditions of the Notes and the sale thereof. The resolutions of such Committee are included as Exhibit 99.1 hereto.

     The Notes were issued pursuant to the Registrant's Registration Statement on Form S-3, Registration No. 33-57533 (the "Registration Statement"), on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. The Registration Statement registered up to $3,000,000,000 aggregate initial offering price of the Registrant's unsecured debt securities (either senior or subordinated) and shares of its preferred stock and common stock and was declared effective on February 24, 1995. After the closing of the sale of the Notes, expected to occur on October 17, 1995, debt securities, preferred stock or common stock having an aggregate initial offering price of $489,000,000 will remain unsold under the Registration Statement.
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits.

           The following exhibits are filed herewith:

           EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

               1.1       Underwriting Agreement dated October 17,
                         1995 with respect to the offering
                         of the Notes

               4.1       Form of Note

               99.1      Resolutions of a Committee of the Board
                         of Directors dated October 17, 1995
                         with respect to the terms of the
                         offering of the Notes

               99.2      News Release disseminated on October 17,
                         1995 regarding the sale of the Notes

                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATIONSBANK CORPORATION


                                    By: PAUL J. POLKING
                                        Executive Vice President
                                         and General Counsel

Dated:  October 20, 1995